BUSINESS COOPERATION AGREEMENT

This Business Cooperation Agreement ("Agreement") is made as of this 6th day of August, 2018 ("The Effective Date"), by and between certain shareholders (the "Shareholders") that represent fifty-one percent ownership in Vinafilms JSC (Công ty Cổ phần Màng Bao Bì Tân Vinh Nam Phát), a Vietnamese joint stock company, with principal business address at Lot G9, Road No. 9, Tan Do Industrial Zone, Duc Hoa Ha Village, Duc Hoa District, Long An Province, Vietnam, hereinafter referred to as "VNF," and PHI Group, Inc., a corporation duly organized and existing under and by the virtue of the laws of the state of Nevada, U.S.A., with principal business offices at 5348 Vegas Drive, # 237, Las Vegas, NV 89108, U.S.A., hereinafter referred to as "PHI".

WITNESSETH:

WHEREAS, it deems desirable for the Shareholders, VNF and PHI to cooperate with one another to access the U.S. capital markets in order to further VNF's growth and expansion.

NOW THEREFORE, in consideration of the terms, promises, conditions and mutual covenants herein contained, and each intending to be legally bound hereby, the Shareholders, VNF and PHI are parties to this Agreement and agree as follows:

I. Fundamental Transactions

VNF, the Shareholders and PHI will specifically cooperate with one other with respect to the following areas:

1. The Shareholders will exchange fifty-one percent ownership in VNF with PHI for Preferred Stock of PHI. The total amount of shares of stock in VNF to be exchanged for Preferred Stock of PHI and the amount of Preferred Stock of PHI to be exchanged for fifty-one percent ownership in VNF will be determined by all the parties hereto before or upon the Closing of this transaction.

2. PHI has formed a subsidiary namely "American Pacific Plastics, Inc." as the special purpose vehicle that holds the fifty-one percent ownership in VNF that will be exchanged by the Shareholders.

3. Upon the Closing of the stock swap between the Shareholders and PHI, VNF and PHI will conduct or cause to be conducted the consolidated financial audits of VNF and American Pacific Plastics, Inc. according to the Generally Accepted Accounting Principles (GAAP) of the United States of America. The financial audits will be carried out by a PCAOB-registered independent accounting and auditing firm to be chosen by VNF and PHI. The costs of the consolidated financial audits will be borne by PHI.

security attorney who will assist in the drafting and filing of a S-1 Registration Statement with the Securities and Exchange Commission for American Pacific Plastics, Inc. to become a fully-reporting public company in the U.S. Stock Market. PHI will be responsible for all legal and filing costs associated with taking American Pacific Plastics, Inc. public.

6. The Shareholders VNF will have the discretion to surrender and return all PHI Preferred Stock to PHI in exchange for common stock in American Pacific Plastics, Inc. after American Pacific Plastics, Inc. has become a fully-reporting public company in the U.S. Stock Market, such that PHI and its shareholders will hold twenty percent (20%) and the Shareholders of VNF will hold eighty percent (80%) of all the issued and outstanding common stock of American Pacific Plastics, Inc. immediately after said surrender and return.

7. PHI will use its best efforts to raise capital for VNF through the sale of PHI common stock until American Pacific Plastics, Inc. becomes a fully reporting public company.

II. Governing Law

This Business Cooperation Agreement shall be governed and construed in accordance with the laws of Socialist Republic of Vietnam and the United States of America.

III. Covenant of Good Faith

The parties agree that their relationship is based upon good faith and fair dealing and that good faith is of the essence of this Agreement. All information provided by any party to the others will be accurate and complete to the best knowledge and belief of the disclosing party, and each party will act in good faith and truth in all dealings with other parties and their affiliates and contacts.

IV. Notices

All notices, requests, or other communications pursuant to this Business Cooperation Agreement shall be in writing or by facsimile transmission and shall be deemed to have been duly given (i) on the date of service, if delivered in person or by facsimile transmission; or (ii) seven business days after sending by international express delivery services; or (iii) fourteen business days after mailing by first class, registered or certified mail, postage prepaid, and properly addressed as follows:

If to VNF:
Công ty Cổ phần Màng Bao Bì Tân Vinh Nam Phát
Vinafilms JSC
Attn: Mrs. Do Thi Nghieu
Lot G9, Road No. 9, Tan Do Industrial Zone,

Duc Hoa Ha Village, Duc Hoa District,
Long An Province, Vietnam
Telephone: +84.986222222
E-mail: thai@saplastic.com.vn

If to PHI:
PHI GROUP, INC.
Attn: Henry D. Fahman, Chairman & CEO
5348 Vegas Drive, # 237
Las Vegas, NV 89108
Telephone: +1.720.475.5430; Facsimile: +1.720.472.8556
E-mail: henry@phiglobal.com

or at such other address as the party affected may designate in a written notice to such other parties in compliance with this paragraph.

V. No Violation

Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the charters or by-laws of VNF and PHI or any commitments and obligations on the part of VNF and PHI or violate, or be in conflict with, or constitute a default under, any agreement or commitment to which VNF and PHI are a party to, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or government authority.

VI. Consents

No consent of any person, other than the signatories hereto, is necessary to the consummation of the transactions contemplated hereby including, without limitation, consents from parties to loans, contracts, leases or other agreements and consents from government agencies, whether federal, state, province or local, except as required by laws or other binding agreements.

VII. Assignment

This Agreement and all of the provisions hereof shall be binding to inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any one party without the prior written consent of the other parties, except by operation of law.

VIII. Authority to Execute This Business Cooperation Agreement

The Parties to this Business Cooperation Agreement declare that they have full authority to execute this document and accordingly to be fully bound by the terms and conditions herein.

IN WITNESS WHEREOF, the Parties hereto have caused this Business Cooperation Agreement to be executed by their authorized representative as of the date first set forth above.

Dated: August 06, 2018

FOR AND ON BEHALF OF:
PHI GROUP, INC.

By: ______________________
Henry D. Fahman
Chairman & CEO

Dated: August 06, 2018

FOR AND ON BEHALF OF:
VINAFILMS JSC

By: ______________________
Do Thi Nghieu
Managing Director

Dated: August 06, 2018

By: ______________________
Authorized Representative of the Shareholders
Thai Quoc Duong, an individual